UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/20/2010

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4694

DE	361004130
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 S. Wacker Dr., Chicago, IL 60606

(Address of principal executive offices, including zip code)

312-326-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 20, 2010.

(b) The following matters were voted upon at the Annual Meeting of Stockholders.

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Thomas J. Quinlan III, Stephen M. Wolf, Lee A. Chaden, Judith H. Hamilton, Susan M. Ivey, Thomas S. Johnson, John C. Pope, Michael T. Riordan and Oliver R. Sockwell. The Inspectors of Election certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES
Thomas J. Quinlan III	163,410,322	6,319,220	236,109	9,676,180
Stephen M. Wolf	159,911,872	9,803,963	249,816	9,676,180
Lee A. Chaden	164,448,890	5,272,007	244,754	9,676,180
Judith H. Hamilton	147,026,227	22,706,948	232,476	9,676,180
Susan M. Ivey	165,320,517	4,409,838	235,295	9,676,180
Thomas S. Johnson	147,011,333	22,692,650	261,668	9,676,180
John C. Pope	160,814,271	8,884,667	266,713	9,676,180
Michael T. Riordan	147,916,959	21,800,178	248,514	9,676,180
Oliver R. Sockwell	147,981,527	21,765,060	219,065	9,676,180

2. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2010. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
177,407,218	2,081,008	153,605	-0-

3. A stockholder proposal recommending adoption of a sustainable paper purchasing policy was rejected by the Stockholders. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
14,297,829	129,315,469	26,352,353	9,676,180

4. A stockholder proposal recommending adoption of a policy limiting change-in-control payments to any senior executive was approved by the Stockholders. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
87,853,905	79,465,589	2,646,158	9,676,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 24, 2010	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel